Exhibit 99.1

Audit Committee Charter

As approved by the Board of Directors of

Money4Gold Holdings, Inc. on

April 13, 2009

1.

Statement of Purpose and Policy

There shall be a committee of the board of directors of Money4Gold Holdings, Inc. (the “Company”) to be known as the Audit Committee. The Audit Committee is appointed by the Company’s board of directors (the “Board”) to assist the Board in monitoring:

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 the integrity of the financial statements of the Company,

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 the registered independent public accounting firm’s (the “Auditors”) qualifications and independence,

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the performance of the Company’s internal audit function, if applicable, and the Auditors, and

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the compliance by the Company with legal and regulatory requirements.

By adopting this Charter the Board delegates to the Committee full and exclusive authority to perform each of the responsibilities of the Committee as described below and to appoint a Chair of the Committee, unless a Chair is appointed by the Board.

The Audit Committee shall fulfill its oversight responsibility to the shareholders relating to the annual independent audit of the Company’s financial statements, and, effective in 2010, the internal controls audit, any special audits, and the quality and integrity of the financial statements of the Company. In addition, the Audit Committee shall provide assistance with regard to the systems of internal accounting and financial controls, disclosure controls, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the Auditors, and the financial management of the Company. The Audit Committee, as representatives of the shareholders, is charged with the sole authority and responsibility to select, evaluate, and where appropriate, replace the Company’s Auditors.

2.

Organization

(a)

The Audit Committee shall have at least two members, of which at least one shall be an Independent Director (as defined in Section 2(b) below), that:

(i)

have not participated in the preparation of the financial statements of the Company at any time during the current year or any of the past three completed fiscal years;

(ii)

are able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement; and

(iii)

at least one of whom is an Audit Committee Financial Expert (as defined in Section 2(c) below).

The failure to have at least two members shall not affect the validity of any actions taken by the Audit Committee.

(b)

No director shall be considered an Independent Director unless the Board affirmatively determines that the director does not have a material relationship with the Company that would interfere with the exercise of independent judgment. The following persons shall not be considered independent:

(i)

a director who is an executive officer or who is, or any time during the past three years was, an employee of the Company;

(ii)

a director who is a family member of an individual who is, or at any time during the past three years was, employed by the Company as an executive officer;

(iii)

a director who has a relationship that, in the opinion of the Company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

(iv)

a director who accepted, or has a family member who accepted, any compensation from the Company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the determination of independence, other than the following:

(A)

compensation for board or committee service;

(B)

compensation paid to a family member who is an employee (other than an executive officer) of the Company; or

(C)

benefits under a tax-qualified retirement plan, or non-discretionary compensation;

(v)

a director who is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:

(A)

payments arising solely from investments in the Company’s securities; or

(B)

payments under non-discretionary charitable contribution matching programs

(vi)

a director of the Company who is, or has a family member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company served on the compensation committee of such other entity; or

(vii)

a director who is, or has a family member who is, a current partner of the Company’s Auditors, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

(c)

An Audit Committee Financial Expert shall mean a person who has the following attributes:

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An understanding of generally accepted accounting principles and financials statements;

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The ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

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Experience preparing, auditing, analyzing, or evaluating, financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities;

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An understanding of internal controls and procedures for financial reporting; and

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An understanding of Audit Committee functions.

A person shall have acquired such attributes through:

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Education and experience as a principal financial officer, principal accounting officer, controller, public accountant, or auditor, or experience in one or more positions that involve the performance of similar functions;

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Experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor, or person performing similar functions;

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Experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing, or evaluation of financial statements; or

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Other relevant experience.

3.

Responsibilities

In carrying out its responsibilities hereunder, the Audit Committee’s policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all current requirements and are of the highest quality. The Audit Committee shall review and reassess the adequacy of this charter in meeting these objectives on an annual basis.

In carrying out these responsibilities, the Audit Committee shall:

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Ascertain that the lead (or concurring) audit partner from any Auditors performing audit services, serves in that capacity for no more than five fiscal years of the Company. In addition, ascertain that any partner other than the lead or concurring partner serves no more than seven years at the partner level on the Company’s audit.

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As a committee of the Board, appoint, determine the compensation of, and oversee the work of the  Auditors of the Company;

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Approve, in advance, the provision by the Auditors of any and all permissible non-audit services, and require the provision of any such non-audit services be disclosed in periodic reports filed by the Company with the SEC subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934;

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Meet with the Auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the Auditors;

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Review with the Auditors and the Company’s financial and accounting management, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper;

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Review the management’s assessment of internal controls contained in the Form 10-K, which assessment is required by Section 404 of the Sarbanes-Oxley Act of 2002 and rules of the SEC;

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Review with management the policies and procedures with respect to officers’ expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the Auditors;

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Inquire of management and the Auditors about significant risks or exposures facing the Company; assess the steps management has taken or proposes to take to minimize such risks to the Company; and periodically review compliance with such steps;

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Have the sole authority to review and approve all related person transactions between the Company or any subsidiary and any executive officer, director or affiliate of the Company, including persons or entities controlled by or under common control with any immediate family members of such executive officers, directors or affiliates, and such other persons or entities described in SEC Regulation S-K, Item 404;

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Establish procedures for the receipt, retention, and treatment of complaints regarding accounting, internal controls, and Audit Committee matters. These procedures shall provide for the confidential and anonymous submission of complaints;

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Require the Auditors to report to the Audit Committee the critical accounting policies and practices to be used, all alternative treatments of financial information within Generally Accepted Accounting Principles that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments, the treatment preferred by the independent auditor, any accounting disagreements between the Auditors and management, and all other material written communications between the Auditors and management, such as any management letter or schedule of unadjusted differences;

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Review the financial statements to be included in the Annual Report on Form 10-K, and the disclosures made in management’s discussion and analysis, with management and the Auditors to determine that the Auditors are satisfied with the disclosure and content of the financial statements, and to recommend to the Board whether the audited financial statements should be included in the Annual Report.  Any changes in accounting procedures should be explained in the Annual Report;

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Review the interim financial statements, management’s discussion and analysis, and earnings releases with management and the Auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. The Audit Committee will recommend to the Board whether the interim financial statements should be included in the Form 10-Q. Also, the Audit Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Audit Committee by the Auditors under generally accepted auditing standards.  The Chair of the Audit Committee may represent the entire Committee for the purposes of this review;

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Provide sufficient opportunity for the Auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the  Auditor’s evaluation of the Company’s financial and accounting personnel, the adequacy of the Company’s internal controls, and the cooperation that the Auditors received during the course of the audit;

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Resolve all disagreements between the Company’s management and the Auditors regarding financial reporting;

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Ensure receipt from the Auditors of a formal written statement delineating all relationships between the auditors and the Company (consistent with Independence Standards Board Standard 1);

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Engage in a dialogue with the Auditors with respect to any disclosed relationships or services that may impact the objectivity of the Auditors;

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Inquire about the Auditors’ past and continuing compliance with auditor independence rules and about their program for enhancing safeguards to ensure that conflicts do not arise in the future;

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Take or recommend that the full Board take appropriate action to oversee the independence of the Auditors;

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Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board;

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Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate;

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Review the Company’s Code of Ethics and the Company’s compliance therewith;

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Review and discuss with management all Section 302 and 906 certifications that are required;

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Recommend to the Board policies for the Company’s hiring of employees or former employees of the Auditors who were engaged on the Company’s account (recognizing that the Sarbanes-Oxley Act of 2002 does not permit any person in a financial reporting oversight role to have participated in the Company’s audit as an employee of the Auditors during the one-year period preceding the audit and professional engagement period);

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Review any reports of the Auditors mandated by Section 10A of the Securities Exchange Act of 1934 and obtain from the Auditors any information with respect to illegal acts in accordance with Section 10A;

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Discuss with management any second opinions sought from an accounting firm other than the Company’s Auditors, including the substance and reasons for seeking any such opinion;

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Review the appointment, reassignment or dismissal of the Chief Financial Officer;

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On at least an annual basis, review with the Company’s counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company’s compliance with applicable laws and regulations, inquiries received from regulators or governmental agencies; and

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Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

4.

Meetings

The Audit Committee shall meet at least on a quarterly basis to discuss with management the annual audited financial statements and quarterly financial statements.

5.

Resources and Authority

The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the exclusive authority to engage outside auditors for regular and special audits, reviews and other procedures, and to retain independent legal counsel and other advisors, as it determines necessary to carry out its duties. In furtherance of this responsibility, the Company shall provide the funding as required by Section 301 of the Sarbanes-Oxley Act of 2002 and Section 10A(m)(6) of the Securities Exchange Act of 1934.

6.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the Auditors.

7.

Effective Date

This Audit Committee Charter shall become effective immediately upon its approval and adoption by the Board. This Audit Committee Charter shall be reviewed on an annual basis to assess its adequacy. This Audit Committee Charter replaces the Charter, if any, previously adopted.